Exhibit 99.1

Tilly’s, Inc. Announces Second Quarter Fiscal 2012 Results

• Net Sales Increased 20.4%; Comp Store Sales Increased 5.1%

• GAAP Net Loss of $1.2 million, Reflecting Expected One-Time Charges

• Adjusted Net Income up 49% to $2.6 Million

Irvine, CA – August 22, 2012 – Tilly’s, Inc. (NYSE: TLYS) today announced financial results for the second quarter of fiscal 2012 ended July 28, 2012.

For the thirteen weeks ended July 28, 2012:

•

Total net sales for the second quarter were $105.1 million, an increase of 20.4% compared to the second quarter in the prior year. Comparable store sales, which include e-commerce sales, increased 5.1%. E-commerce sales were $9.8 million, an increase of 22% compared to the second quarter in the prior year.

•	Gross profit increased 21.1% to $31.1 million. Gross margin was 29.6%, a 10 basis point increase over the second quarter of fiscal 2011.

•

Operating loss on a GAAP basis was $3.3 million, including a one-time, non-cash charge to SG&A expense of $7.6 million, before tax, to recognize life to date compensation expense for stock options which was triggered by the consummation of the Company’s initial public offering in the second quarter.

•

The annual tax rate for the second quarter was 33.6%. The quarter also included, as expected, a one-time net tax benefit of $1.0 million resulting from the Company’s conversion from an “S” Corporation to a “C” Corporation, the result of a $3.0 million deferred tax benefit and a nearly $2.0 million tax provision charge.

•

On a GAAP basis, net loss was $1.2 million, or $0.04 per share, based on a weighted average share count of 27.3 million shares, which includes the non-cash charge to SG&A and the one-time net tax provision benefit mentioned above. This compares to net income of $3.5 million or $0.17 per diluted share based upon 20.5 million weighted average diluted shares in the second quarter of fiscal 2011.

•

Adjusted net income for the quarter increased 49.3% to $2.6 million, or $0.09 per weighted average diluted share, compared to an adjusted net income of $1.7 million or $0.09 per weighted average diluted share in the second quarter of 2011. These results adjust GAAP net income for the one-time, non-cash compensation charge to SG&A, assume an expected long-term effective tax rate of 40% for both this year and last year periods, and add back a charge for on-going non-cash compensation expense for stock options of $0.6 million, before tax, to the second quarter of 2011, which equals the charge for on-going non-cash compensation expense in the second quarter of 2012.

•	At the conclusion of this press release is a reconciliation of GAAP to non-GAAP results.

Daniel Griesemer, President and Chief Executive Officer, commented, “Our second quarter results were ahead of plan and reflected our continued focus on achieving sustainable, long-term, quality growth.

Solid comp store sales gains along with prudent fiscal and inventory management resulted in a 49% increase in adjusted net income during the quarter. The strong performance was broad based across geographies and real estate venues. We are particularly pleased that the new stores opened this year are performing well above our expectations, demonstrating the strength of the Tilly’s concept on a national basis. We believe our progress also continues to validate the relevance of the Tilly’s brand and our unique business model that focuses on offering relevant brands and styles to our customers, and we believe we are well positioned for continued success in the second half of 2012 and over the longer term.”

For the twenty-six weeks ended July 28, 2012:

•

Total net sales for the first two quarters were $201.6 million, an increase of 18.3% compared to the first two quarters of the prior year. Comparable store sales, which include e-commerce sales, increased 4.7%. E-commerce sales were $20.7 million, an increase of 26% compared to the first two quarters of the prior year.

•	Gross profit increased 18.6% to $61.6 million. Gross margin was 30.5%, similar to the prior year period.

•	Operating income on a GAAP basis was $2.7 million, including the non-cash compensation charge triggered by the Company’s consummation in the second quarter of its initial public offering.

•

On a GAAP basis, net income was $4.8 million, or $0.20 per diluted share, based on a weighted average diluted share count of 24.1 million shares, which included the one-time, non-cash compensation charge to SG&A as well as a one-time net tax provision benefit which totaled $3.0 million for the two quarters year to date. This compares to net income of $8.3 million or $0.41 per diluted share based upon 20.4 million weighted average diluted shares in the prior year period.

•

Adjusted net income increased 31.9% to $6.2 million, or $0.26 per weighted average diluted share, compared to an adjusted net income of $4.7 million or $0.23 per weighted average diluted share in the prior year period. These results adjust GAAP net income for the one-time, non-cash compensation charge to SG&A incurred in the second quarter of 2012, assume an expected long-term effective tax rate of 40% for both this year and last year periods, and add a charge for on-going non-cash compensation expense for stock options of $0.6 million, before tax, to the second quarter of 2011, which equals the charge for on-going non-cash compensation expense in the second quarter of 2012.

•	At the conclusion of this press release is a reconciliation of GAAP to non-GAAP results.

Balance Sheet and Liquidity

As of July 28, 2012, the company had $47.7 million of cash and marketable securities as compared to $25.1 million as of January 28, 2012 and $31.0 million as of July 30, 2011. The company ended the quarter with no long-term borrowings and no debt outstanding on its revolving credit facility.

Third Quarter 2012 Outlook

For the third quarter, comparable store sales growth is expected to be in the range of 4% to 5%, on top of an 8.5% comparable store sales increase in the third quarter of 2011. On a GAAP basis, and using the anticipated effective tax rate of 33.6%, GAAP net income for the third quarter is expected to be in the range of $8.8 million to $9.3 million, or $0.31 to $0.33 per diluted share, and assumes a diluted share count of 28.2 million shares, compared to 20.5 million diluted shares in the third quarter of last year.

On an adjusted basis, using an anticipated on-going effective tax rate of 40%, adjusted net income in the third quarter is expected to be in the range of $7.9 million to $8.4 million, or $0.28 to $0.30 per diluted share.

Fiscal Year 2012 Outlook

The Company has revised its earnings per diluted share outlook upward to reflect the better than expected results achieved in the second quarter of 2012. Additionally, for fiscal year 2012, the company’s retail calendar includes a fifty-third week compared to a fifty-two week year in fiscal year 2011.

The Company continues to expect comparable store sales growth in the range of 4% to 5% for fiscal 2012, on a 52-week vs. a 52-week basis. On a GAAP basis, and using an anticipated full year effective tax rate of 33.6%, net income for fiscal year 2012 is expected to be in the range of $0.90 to $0.96 per diluted share, and assumes a diluted share count of 26.1 million shares, compared to 20.5 million diluted shares for the full year 2011.

On an adjusted basis, excluding the one-time charge in recognition of life-to-date stock-based compensation and excluding the one-time tax benefit stemming from the S-corporation to C-corporation conversion recorded in the second quarter of 2012, adjusted net income, using a 40% adjusted on-going effective tax rate for the full year, is expected to be in the range of $0.88 to $0.94 per diluted share.

Conference Call Information

A conference call to discuss the financial results is scheduled for today, August 22, 2012, at 4:30 p.m. ET (1:30 p.m. PT). Investors and analysts interested in participating in the call are invited to dial (877) 681-3375 at 4:25 p.m. ET (1:25 p.m. PT). The conference call will also be available to interested parties through a live webcast at www.tillys.com. Please visit the Web site and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software. A telephone replay of the call will be available until September 5, 2012, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international) and entering the conference identification number: 8782174. Please note participants must enter the conference identification number in order to access the replay.

About Tilly’s

Tilly’s is a fast-growing destination specialty retailer of West Coast inspired apparel, footwear and accessories with an extensive assortment of the most relevant and sought-after brands rooted in action sports, music, art and fashion. Tilly’s is headquartered in Southern California and, as of July 28, 2012, operated 155 stores and through its website, www.tillys.com.

Non-GAAP Financial Measures

In addition to reporting financial measures in accordance with generally accepted accounting principles in the United States (“GAAP”), the company provides non-GAAP “adjusted selling, general and administrative expenses”, “adjusted operating income (loss)”, “adjusted income (loss) before income taxes”, “adjusted income tax provision (benefit)”, “adjusted net income (loss)”, “adjusted basic earnings (loss) per share” and “adjusted diluted earnings (loss) per share”. These amounts are not in accordance with, or an alternative to, GAAP. The company’s management believes that these measures provide investors with transparency by helping illustrate the financial results: (i) as if the company had been a publicly traded “C” Corporation during the relevant time periods, in order to provide a better comparison of past periods to current periods as a “C” Corporation; and (ii) to exclude items that may not be indicative of, or are unrelated to, the company’s core operating results, providing a better baseline for analyzing trends in the underlying business.

For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled “ Supplemental Information—Consolidated Statements of Operations; Reconciliation of GAAP to Non-GAAP Financial Measures” contained in this press release.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by our representatives are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our guidance, future financial and operating results and any other statements about our future expectations, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, our ability to respond to changing customer preferences, execute our growth strategy, expand into new markets, effectively compete with other retailers, enhance our brand image and other factors that are detailed in our registration statement on Form S-1 (333-175299), including those detailed in the section titled “Risk Factors” contained that registration statement, which is available from the SEC’s website at www.sec.gov and from our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

TILLY’S, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	July 28, 2012	January 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$21,495	$25,091
Marketable securities	26,165	—
Receivables	9,524	6,605
Merchandise inventories	54,687	36,531
Prepaid expenses and other current assets	10,697	5,616

Total current assets	122,568	73,843
Property and equipment, net	70,861	64,077
Other assets	3,786	2,899

Total assets	$197,215	$140,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,973	$16,830
Deferred revenue	3,590	4,865
Accrued compensation and benefits	5,108	7,536
Accrued expenses	17,170	12,935
Current portion of deferred rent	4,024	3,335
Current portion of capital lease obligation/Related party	690	669

Total current liabilities	62,555	46,170
Long-term portion of deferred rent	34,830	30,256
Long-term portion of capital lease obligation/Related party	3,619	3,969

Total long-term liabilities	38,449	34,225

Total liabilities	101,004	80,395

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; July 28, 2012—no shares authorized, issued or outstanding; January 28, 2012—21,600 shares authorized, 20,000 shares issued and outstanding	—	20
Common stock (Class A), $0.001 par value; July 28, 2012—100,000 shares authorized, 9,251 shares issued and outstanding; January 28, 2012—100,000 shares authorized, 1 shares issued and outstanding	9	—
Common stock (Class B), $0.001 par value; July 28, 2012—35,000 shares authorized, 18,400 shares issued and outstanding; January 28, 2012—35,000 shares authorized, no shares issued or outstanding	18	—
Preferred stock, $0.001 par value; July 28, 2012 and January 28, 2012—10,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	115,412	150
Retained earnings (deficit)	(19,276)	60,254
Accumulated other comprehensive income	48	—

Total stockholders' equity	96,211	60,424

Total liabilities and stockholders' equity	$197,215	$140,819

TILLY’S, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
Net sales	$105,101	$87,260	$201,625	$170,391
Cost of goods sold (includes buying, distribution, and occupancy costs)	73,957	61,542	140,063	118,464

Gross profit	31,144	25,718	61,562	51,927
Selling, general and administrative expenses	34,462	22,157	58,854	43,401

Operating income (loss)	(3,318)	3,561	2,708	8,526
Interest income (expense), net	40	(52)	(4)	(101)

Income (loss) before income taxes	(3,278)	3,509	2,704	8,425
Income tax provision (benefit)	(2,122)	40	(2,053)	96

Net income (loss)	$(1,156)	$3,469	$4,757	$8,329

Basic earnings (loss) per share	$(0.04)	$0.17	$0.20	$0.42
Diluted earnings (loss) per share	$(0.04)	$0.17	$0.20	$0.41
Weighted average basic shares outstanding	27,280	20,000	23,640	20,000
Weighted average diluted shares outstanding	27,280	20,472	24,097	20,433

TILLY’S, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twenty-Six Weeks Ended
	July 28, 2012	July 30, 2011
Cash flows from operating activities
Net income	$4,757	$8,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,029	7,491
Loss on disposal of assets	38	197
Deferred income taxes	6,148	—
Stock-based compensation expense	8,219	—
Excess tax benefit from stock-based compensation	(9)	—
Changes in operating assets and liabilities:
Receivables	(3,569)	(1,664)
Merchandise inventories	(18,019)	(11,736)
Prepaid expenses and other assets	(12,149)	(1,862)
Accounts payable	15,143	13,260
Accrued expenses	5,530	80
Accrued compensation and benefits	(2,428)	1,458
Deferred rent	5,263	973
Deferred revenue	(1,275)	(1,096)

Net cash provided by operating activities	15,678	15,430

Cash flows from investing activities
Purchase of property and equipment	(16,449)	(8,742)
Insurance proceeds from casualty loss	799	—
Proceeds from sale of property and equipment	17	18
Purchases of marketable securities	(35,539)	—
Proceeds from sales of marketable securities	9,455	—

Net cash used in investing activities	(41,717)	(8,724)

Cash flows from financing activities
Payment of capital lease obligation	(329)	(309)
Net proceeds from initial public offering	106,783	—
Proceeds from exercise of stock options, net of tax withholdings	267	—
Excess tax benefit from stock-based compensation	9	—
Distributions	(84,287)	(4,783)

Net cash provided by (used in) financing activities	22,443	(5,092)

Change in cash and cash equivalents	(3,596)	1,614
Cash and cash equivalents, beginning of period	25,091	29,338

Cash and cash equivalents, end of period	$21,495	$30,952

TILLY’S, Inc.

Supplemental Information—Consolidated Statements of Operations

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

The tables below reconcile the non-GAAP financial measures of adjusted selling, general and administrative expenses (“SG&A”), adjusted operating income, adjusted income (loss) before income taxes, adjusted income tax provision (benefit), adjusted net income (loss), and adjusted basic and diluted earnings (loss) per share, with the most directly comparable GAAP financial measures of actual SG&A, actual operating income (loss), actual income (loss) before income taxes, actual income tax provision (benefit), actual net income (loss), and actual basic and diluted earnings (loss) per share.

		Q2 Current Year (quarter ended July 28, 2012)			Q2 Prior Year (quarter ended July 30, 2011)
		Reported (GAAP)	Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted
Selling, general and administrative expenses	(1)	(34,462)	7,615	(26,847)	(22,157)	(604)	(22,761)
Operating income (loss)		(3,318)	7,615	4,297	3,561	(604)	2,957
Income (loss) before income taxes		(3,278)	7,615	4,337	3,509	(604)	2,905
Income tax provision (benefit)	(2)	(2,122)	3,857	1,735	40	1,122	1,162
Net income (loss)		(1,156)	$3,759	$2,602	$3,469	$(1,726)	$1,743
Basic earnings (loss) per share		$(0.04)	$0.14	$0.10	$0.17	$(0.08)	$0.09
Diluted earnings (loss) per share		$(0.04)	$0.13	$0.09	$0.17	$(0.08)	$0.09
Diluted shares outstanding (thousands)	(3)	27,280	403	27,683	20,472		20,472

Notes:

(1) Current year adjustment excludes a charge for life-to-date stock-based compensation expense covering periods up to the May 2012 IPO date; prior year adjustment reflects the add-back of stock-based compensation expense equal to the ongoing charge in the current year's second quarter for stock-based compensation expense. The result of these adjustments to both the current and prior years is to reflect a similar ongoing stock-based compensation charge as if the Company had recognized only ongoing stock-based compensation expense in both years’ second quarters.

(2) Tax provision adjusted to the expected long-term effective tax rate of 40% for both years; GAAP provision rate in the current year was impacted by the conversion in the second quarter of 2012 from an “S” Corporation to a “C” Corporation and the prior year GAAP tax rate reflected an “S” Corporation rate.

(3) Earnings per share for GAAP current year Q2 reflects the number of basic shares due to a GAAP net loss. The adjusted share count for Q2 current year reflects a diluted number of shares due to adjusted net income.

		YTD Current Year (six months ended July 28, 2012)			YTD Prior Year (six months ended July 30, 2011)
		Reported (GAAP)	Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted
Selling, general and administrative expenses	(1)	(58,854)	7,615	(51,239)	(43,401)	(604)	(44,005)
Operating income		2,708	7,615	10,323	8,526	(604)	7,922
Income before income taxes		2,704	7,615	10,320	8,425	(604)	7,821
Income tax provision (benefit)	(2)	(2,053)	6,181	4,128	96	3,032	3,128
Net income		4,757	$1,434	$6,192	$8,329	$(3,637)	$4,693
Basic earnings per share		$0.20	$0.06	$0.26	$0.42	$(0.19)	$0.23
Diluted earnings per share		$0.20	$0.06	$0.26	$0.41	$(0.18)	$0.23

Notes:

(1) Current year adjustment excludes a charge for life-to-date stock-based compensation expense covering periods up to the May 2012 IPO date; prior year adjustment reflects the add-back of stock-based compensation expense starting in Q2 consistent with the ongoing charge starting in Q2 of the current year. The result of these adjustments to both the current and prior years is to reflect a similar ongoing stock-based compensation charge as if the Company had recognized only ongoing stock-based compensation expense starting in both years’ second quarters.

(2) Tax provision adjusted to the expected long-term effective tax rate of 40% for both years; GAAP provision rate in the current year was impacted by the conversion in the second quarter of 2012 from an “S” Corporation to a “C” Corporation and the prior year GAAP tax rate reflected an “S” Corporation rate.

Tilly’s, Inc.

Store Count and Square Footage

	Stores Open at Beg of Qtr	Stores Opened During Qtr	Stores Closed During Qtr	Store Remodels- Closed	Store Remodels- Reopened	Stores Open at End of Qtr	Total Gross Square Footage End of Qtr (in thousands)
2011 Q1	125	1	0	0	0	126	977
2011 Q2	126	6	1	0	0	131	1,015
2011 Q3	131	4	0	1	0	134	1,044
2011 Q4	134	5	0	0	1	140	1,094
2012 Q1	140	5	0	0	0	145	1,134
2012 Q2	145	10	0	0	0	155	1,215

Investor Relations Contact:

ICR, Inc.

Anne Rakunas/Joseph Teklits

310-954-1113

anne.rakunas@icrinc.com